CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S‑8 of Tupperware Brands Corporation of our report dated March 12, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tupperware Brands Corporation’s Annual report on Form 10‑K for the year ended December 28, 2019.
/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orlando, Florida
March 12, 2020